Exhibit 10.2

FIRST AMENDMENT OF CHANGE IN CONTROL AGREEMENT

This First Amendment of a Change in Control Agreement ("First Amendment") is made and effective as of this 13th day of September, 2018, by and between FIRST CHOICE BANK ("Bank"), FIRST CHOICE BANCORP (the “Bancorp”) (collectively referred to as the “Company”) and Ms. YVONNE LIU CHEN ("Executive"). This First Amendment is made with specific reference to the following facts:

RECITALS

A.    Bank and Executive entered into that certain Change in Control Agreement effective as of February 22, 2018 ("Agreement”). Bank, Bancorp and Executive desire to enter into this First Amendment with Executive to reflect the change of Ms. Chen’s title at the Bancorp and the Bank to Executive Vice President of Finance on September 13, 2018. Both parties recognize the change in Ms. Chen’s title and duties is a voluntary change on the part of each party to the Change in Control Agreement, there is no intent to activate the Change in Control Agreement, and this First Amendment is entered into among the parties merely to reflect the voluntary change in title.

B.    Bank, Bancorp and Executive now desire to further amend the provisions in the Agreement.

NOW, THEREFORE, for and in consideration of the foregoing recitals and the Terms and Conditions contained in this First Amendment, the parties agree as follows:

1.	Paragraph 3(iii)(d)(B) is hereby amended to read in full as follows:

“(B) a change in Executive’s status or position or responsibilities as Executive Vice President of Finance of the Bank which represents a demotion from his or her status, title, position and responsibilities, or the assignment to him or her of any significant duties which are inconsistent with such status, title or position; or…”

2.    Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Agreement.

3.    This First Amendment may be entered into in one or more counterparts, all of which shall be considered one in the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

4.    This First Amendment shall be governed by and construed in accordance with the laws of the State of California.

5.    The execution and delivery of this First Amendment by the Executive, the Bank and the Bancorp executing the First Amendment have been duly authorized by the Bank and the Bancorp, and this First Amendment constitutes a legal, valid and binding agreement of the Executive and the Bank in accordance with its respective terms.

6.    Remaining Terms and Conditions. All remaining Terms and Conditions of the Agreement, as amended, shall remain in full force and effect among Bank, the Bancorp and Executive and are incorporated herein as if restated in full.

IN WITNESS WHEREOF, the parties hereto have executed the foregoing First Amendment effective as of the date first written above.

FIRST CHOICE BANK

	By:	/s/ Pravin Pranav
Pravin Pranav,
Chairman, Compensation Committee

	By:	/s/ Phillip Thong
Phillip Thong,
Secretary

FIRST CHOICE BANCORP

	By:	/s/ Pravin Pranav
Pravin Pranav,
Chairman, Compensation Committee

	By:	/s/ Phillip Thong
Phillip Thong,
Secretary

“EXECUTIVE”

/s/ Yvonne L. Chen
Yvonne L. Chen

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